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                         INDEPENDENT AUDITORS' CONSENT

The Stockholders and Board of Directors

Whitman-Hart, Inc.:

    We consent to the use of our reports included herein and incorporated by reference herein to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

Chicago, Illinois
April 13, 1998